THE JENEX CORPORATION

_____________________________________________________________________________________________

December 10, 2001

Employment Agreement

This Employment Agreement between The .Icnex Corporation and Donald F. Felice is effective for a three (3) year period beginning January I, 2002 and ending December :31, 2004. Mr. Felice will serve as Executive Vice President USA of the Corporation. Mr. Felice's duties and responsibilities will be at the direction of the President and include but not limited to US liaison to FDA its Registered Agent.

Mr. Felice's compensation for the three-year period will be as follows:

January l, 2002 through December 3l, 2002

$6,000.00USD/month

January t, 2003 through December 31, 2()03

$7,200.00USD/month

January l, 2004 through December 3'I, 2()04

$8,640.00USD/month

During this three-year contractual period the President and/or Board or Directors- may attach an addendum to this agreement establishing Incentive Bonuses for Completion of specific tasks.

Mr. Felice will he provided with Company vehicle of his choice and an expense account to cover all normal and necessary expenses to carry out his duties. The Corporation will maintain a Golf Club Membership on his behalf for the three-year period.

Additionally, Mr. Felice as an incentive Bonus Will receive three (3) percent of the gross mount of any up-front licensing agreement fee, annual renewal or annual extension fees, negotiated in the Company's behalf during the three-year agreement period.

This Agreement is binding on the Corporation and any successor Corporation that may arise through merger, acquisition, or any other type of corporate restructuring.

Signed:

Donald F. Felice

Date:

December 10, 2001

THE JENEX CORPORATION

_____________________________________________________________________________________________

December 10, 2001

Employment Agreement

This Employment Agreement between The Jenex Corporation and Michael A. Jenkins is effective for a three (3) year period beginning January I, 2002 and ending December :31, 2004. Mr. Jenkins will serve as Chief Executive Officer and President of the Corporation. Mr. Jenkins' duties and responsibilities will be all of those that are commensurate with the title of CEO and President specified by the Board of Directors.

Mr. Jenkins' compensation for the three-year period will be as follows:

January l, 2002 through December 3l, 2002

$18,000.00CAD/month

January t, 2003 through December 31, 2()03

$21,600.00CAD/month

January l, 2004 through December 3'I, 2()04

$23,932.00CAD/month

During this three-year contractual period the President and/or Board or Directors- may attach an addendum to this agreement establishing Incentive Bonuses for completion of specific tasks.

Mr. Jenkins will he provided with a leased vehicle of his choice and an expense account to cover all normal and necessary expenses to carry out his duties. The Corporation will maintain a Golf Club Membership on his behalf and pay all monthly expenses for the three-year period.

Additionally, Mr. Jenkins as an incentive Bonus Will receive give (5) percent of the gross mount of the gross amount of any up-front licensing agreement fee, annual renewal or annual extension fees, negotiated in the Company's behalf during the three-year agreement period.

This Agreement is binding on the Corporation and any successor Corporation that may arise through merger, acquisition, or any other type of corporate restructuring.

Signed:

Donald F. Felice

Date:

December 10, 2001

ADDENEDUM TO EMPLOYMENT AGREEMENT

(DATED DECE MBER 10, 2001)

BETWEEN

THE JENEX CORPORATION

AND

DONALD F. FELICE

Donald F. Felice agrees to defer all compensation over $4,000.00 CAD a month per the above referenced Employment Agreement until one of the objectives listed below are met. The deferred compensation wilt be accrued Oil u monthly basis; paid in total upon the completion of either objective being met.

Objectives

a.) A marketing/sales licensing agreement with an approved corporation.

b.)A financing arrangement raising n minimum funding of $2,000.000.00.

Signed:

Donald F. Felice

Dated:

December 10, 2001

ADDENEDUM TO EMPLOYMENT AGREEMENT

(DATED DECEMBER 10, 2001)

BETWEEN

THE JENEX CORPORATION

AND

MICHAEL A. JENKINS

Michael A. Jenkins agrees to defer all compensation over $8,000.00CAD a month per the above referenced Employment Agreement until one of the objectives listed below are met. The deferred compensation will be accrued on a monthly basis; paid in total upon the completion of either objective being met.

Objectives

a.)

A marketing/sales licensing agreement with an approved corporation.

b.)

A financing arrangement raising a minimum funding of $2,000.000.00.

Signed:

Michael A. Jenkins

Dated:

December 10, 2001